U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014 (December 1, 2014)

SEVEN ARTS ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Wyoming	001-34250	45-3138068
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8721 Sunset Boulevard, Suite 209, West Hollywood, CA 90069

(Address of principal executive offices)

(323) 372-3080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2014 the Board of Directors of Seven Arts Entertainment Inc. (the “Company”) appointed Rachel Boulds as the Company's Chief Financial Officer. Ms. Boulds will also serve as the Company's principal financial officer and principal accounting officer. The Company's Board of Directors also approved an engagement agreement (the “Agreement”) with Ms. Boulds, which is effective as of December 1, 2014. The Agreement with Ms. Boulds is for a term of 2 years, commencing December 1, 2014, and provides for (i) a monthly fee of $1,250 plus $750 worth of the Company’s common stock for the first six months of services; (ii) a monthly fee of $1,500 plus $500 worth of the Company’s common stock for the next six months of services and; (iii) a monthly fee of $2,000 plus $250 worth of the Company’s common stock for the following year of services.

A copy of Ms. Boulds’ Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of Ms. Boulds’ Agreement does not purport to be complete and is qualified by reference to such exhibit.

Prior to joining the Company, Ms. Boulds has been engaged in private practice as an accountant and consultant. Ms. Boulds specializes in preparation of full disclosure financial statements for public companies to comply with GAAP and SEC requirements. From August 2004 through July 2009, she was employed as an audit senior for HJ & Associates, LLC, where she performed audits and reviews for public and private companies, including the review of financial statements to comply with GAAP and SEC requirements. From 2003 through 2004, Ms. Boulds was employed as an audit senior for Mohler, Nixon and Williams. From September 2001, through July 2003, Ms. Boulds worked as an ABAS associate for PriceWaterhouseCoopers. From April 2000 through February 2001, she was employed an eCommerce accountant for the Walt Disney Group’s GO.com division. Ms. Boulds holds a B.S. in accounting from San Jose State University, 2001 and is licensed as a CPA in the state of Utah.

The Company announces the resignation of Mr. Robert La Salle, its former Chief Financial Officer. The Company wishes Mr. La Salle all the best in his future endeavors.

Item 7.01. Regulation FD Disclosure.

On December 2, 2014, the Company issued a press release announcing the appointment of Ms. Boulds as the Company's Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the press release attached hereto as Exhibit 99.1 announcing Ms. Boulds' appointment, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Engagement Agreement Rachel Boulds dated December 1, 2014
99.1	Press release dated December 2, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Seven Arts Entertainment Inc.

Date: December 3, 2014	By:	/s/ Rick Bjorklund
Rick Bjorklund Chairman and CEO

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